UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )
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Preliminary Proxy Statement

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Definitive Proxy Statement

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Soliciting Material under §240.14a-12

Barings BDC, Inc.

(Name of Registrant as Specified In Its Charter)

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Barings BDC, Inc.
300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202
(704) 805-7200

ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 30, 2020

The following Notice of Change of Location relates to the proxy statement of Barings BDC, Inc. (the “Company”), dated March 10, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Thursday, April 30, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 8, 2020.
THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF THE 2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 30, 2020
To the Stockholders of Barings BDC, Inc.:
Due to the public health impact of the Coronavirus (COVID-19) outbreak and to support the health and well-being of our stockholders and other meeting participants, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders (the “Meeting”) of Barings BDC, Inc., a Maryland corporation (the “Company”), has been changed. As previously announced, the Meeting will be held on Thursday, April 30, 2020 at 8:00 a.m., Eastern Time. The Meeting will be held in a virtual meeting format only. You will not be able to attend the Meeting in person.
As described in the proxy materials for the Meeting previously distributed, any stockholder of record of the Company as of the close of business on March 3, 2020 is entitled to notice of, and to vote at, the Meeting or any postponement or adjournment thereof. In order to attend the Meeting, you must register in advance at http://www.viewproxy.com/barings/2020/ and enter your name, phone number, email address and control number found on your proxy card, voter instruction form or notice you previously received. If you are a beneficial holder who holds your shares through an intermediary, such as a bank or broker, and wish to vote at the Meeting you must submit proof of your proxy power (legal proxy) obtained from such intermediary that reflects your Company holdings by uploading it during the registration process or emailing it to virtualmeeting@viewproxy.com. You will receive a confirmation email after you complete your registration that includes your Meeting password and, if you are a beneficial holder who properly submitted proof of your proxy power, a control number that will allow you to participate in and vote at the Meeting. All registrations must be completed no later than 11:59 p.m., Eastern Time on Monday, April 27, 2020. Beneficial holders that wish to attend the Meeting but not vote their shares must still register for the meeting.
To be admitted to the Meeting at http://www.viewproxy.com/barings/2020/VM, enter your control number (if obtained) and provide the Meeting password included in the confirmation email sent after you completed your registration. You may vote during the Meeting by following the instructions available on the Meeting website.
Upon written request from a stockholder of record, the Company’s legal counsel, Dechert LLP, will show the virtual meeting live via webcast at its offices located at 1900 K Street NW, Washington, DC 20006. Please note that no members of management or the Board of Directors will be in attendance at this location. If you wish to attend the Meeting via webcast at the Washington, DC offices of Dechert LLP, please submit a written request to the Company’s Secretary by e-mail at Janice.Bishop@barings.com, to be received no later than April 29, 2020. Your written request must include your name as stockholder of record and the number of shares of the Company’s common stock you hold.

Whether or not you plan to attend the Meeting, we urge you to vote and submit your proxy in advance of the Meeting by one of the methods described in the proxy materials for the Meeting. The proxy statement and the Company’s annual report on Form 10-K for the 2019 fiscal year are available on the Internet at https://ir.barings.com/annual-shareholder-meeting-materials. Please note that if you hold your shares through a bank, broker or other nominee (i.e., in street name), you may be able to authorize your proxy by telephone or the Internet, as well as by mail. You should follow the instructions you receive from your bank, broker or other nominee to vote these shares.
The proxy card included in the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Meeting.
Barings BDC, Inc. and Dechert LLP are sensitive to the health and travel concerns of the Company’s stockholders and the evolving recommendations from public health officials. Due to the difficulties arising from COVID-19, the location, means or other details of attending the webcast of the Meeting at Dechert LLP’s Washington, DC offices may change. In the event of such a change, and if a stockholder of record has requested to attend the Meeting via webcast at Dechert LLP’s Washington, DC offices, then the Company will issue a press release announcing the change and file the announcement on the SEC’s EDGAR system, among other steps, but may not deliver additional soliciting materials to stockholders or otherwise amend the proxy materials. The Company plans to announce these changes, if any, at https://ir.barings.com/press-releases, and encourages you to check the press releases under the “News/Events” section of this website prior to the Meeting if you plan to attend the webcast at the Washington, DC offices of Dechert LLP.
By Order of the Board of Directors,
Janice Bishop
Secretary
Dated: April 7, 2020